Abitibi-Consolidated Inc
A
Agnico-Eagle Mines Limited
AGE
Air Canada
AC
Alcan Aluminium Limited
AL
Angiotech Pharmaceuticals
ANP
ATI Technologies Incorporated
ATY
Ballard Power Systems Inc.
BLD
Bank of Montreal
BMO - ZBM - WBM
Bank of Nova Scotia (The)
BNS - ZBQ - WBQ
Barrick Gold Corporation
ABX - ZBA - WBA
BCE Emergis Inc.
IFM
BCE Inc.
BCE - ZBC - WBC
Biovail Corporation
BVF
Bombardier Inc.
BBD - ZBB - WBB
Brascan Cl. A
BNN
CAE Inc.
CAE
Canada LifeFinancial Corporation
CLY
Canadian Imperial Bank of Commerce
CM - ZMC - WCO
Canadian National Railway Company
CNR
Canadian Natural Resources Limited
CNQ
Canadian Pacific Railway Limited
CP
Canadien Pacific Ships
TEU
Celestica Inc.
CLS - ZLS
CGI Inc. (Group)
GIB
CI Fund Management Inc.
CIX
Cognos Inc.
CSN
Cott Corp.
BCB
Dofasco Inc.
DFS
Domtar Inc.
DTC
Enbridge Inc.
ENB
EnCanaCorporation
ECA
Fairmont Hotels and Resorts
FHR
Glamis Gold Ltd.
GLG
Goldcorp Inc.
G
Great-West Lifeco Inc.
GWO
Husky Energy
HSE
IAMGold Corporation
IMG
Imperial Oil Limited
IMO
Inco Limited
N
JDS Uniphase Canada Ltd.
JDU
Kinross Gold
K
Loblaw Companies Ltd.
L
Magna International Inc
MG
Manulife Financial Corporation
MFC
MDS Inc.
MDS
Meridian Gold
MNG
Molson Inc. Cl. A
MOL
National Bank of Canada
NA - ZNA - WNA
Nexen Inc.
NXY
Noranda Inc.
NRD - ZRD - WRD
Nortel Networks Corporation
NT - ZNT
NOVA Chemicals Corporation
NCX
Petro-Canada
PCA
PetroKazakhstan
PKN
Placer Dome Inc.
PDG - ZDP - WDP
Power Corporation of Canada
POW
Precision Drilling Corporation
PD
QLT Phototherapeutics Inc.
QLT
Research in Motion Limited
RIM
Rogers Communications Inc.
RCI
Royal Bank of Canada
RY - ZRY - WYR
Shaw Comm. Cl. B
SJR
Sun Life Financial
SLF
Suncor Energy Inc.
SU
Talisman Energy Inc.
TLM
Teck Cominco Limited Cl. B
TEK
TELUS Corporation
T
Thomson Corporation (The)
TOC
Toronto-Dominion Bank (The)
TD - ZTD - WTD
TransAlta Corporation
TA
TransCanada PipeLines Ltd.
TRP
XEG iUnits Energy Options
XEG
XFN iUnits Financial Options
XFN
XGD iUnits Gold Options
XGD
XIT iUnits Technology Options
XIT






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